Registration No. 33-[     ]

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             Registration Statement
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   NUI CORPORATION
               (Exact name of Registrant as specified in its charter)
                                     New Jersey
           (State or other jurisdiction of Incorporation of Organization)
                                     22-1869941
                        (I.R.S. employer identification no.)

                            Joseph P. Coughlin, Secretary
                             550 Route 202-206, Box 760,
                          Bedminster, New Jersey 07921-0760
                                   (908) 781-0500
      (Address, including zip code, and telephone number including area code, of Registrant's principal executive office and agent for services)


    The Commission is requested to send copies of all orders, communications and notices to:
            Gary Apfel, Esq.                      Michael F. Cusick, Esq.
Kaye, Scholer, Fierman, Hays & Handler     Winthrop, Stimson, Putnam & Roberts
     1999 Avenue of the Stars, Suite 1600        One Battery Park Plaza
     Los Angeles, California 90067              New York, New York 10004-1490


     Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following. ____

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
   1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following. __X__

                           CALCULATION OF REGISTRATION FEE
    Title of Securities   Amount to be   Proposed      Proposed      Amount of
   to be Registered      Registered     Maximum       Maximum       Registration
                                         Offering      Aggregate     Fee
                                         Price Per     Offering
                                         Unit          Price (1)

    NUI Corporation Debt
    Securities
    NUI Corporation
    Common Stock, No Par
    Value

    Total                      (2)           (2)       $100,000,000  $34,483(2)


   (1) Such amount represents the principal amount of any Debt Securities issued at its principal amount and the expected initial public offering price of any Common Stock.

   (2) The aggregate amount of each of the Debt Securities and the Common Stock to be registered and the aggregate offering price per unit have been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                   NUI CORPORATION

                                CROSS REFERENCE SHEET

                 Between Items in Part I of Form S-3 the Prospectus

   Item Number and Caption                    Location in Prospectus

   1.     Forepart of the Registration        Outside Front Cover;
          Statement and Outside Front         Forepart of
          Cover Page of Prospectus            Registration Statement


   2.     Inside Front and Outside Back       Available Information;
        Cover Page of Prospectus            Incorporation by Reference; Table of
                                              Contents

 3.     Summary Information, Risk           Outside Front Cover; The Factors and
          Ratio of Earnings                   Company; Summary Financial
          to Fixed Charges                    Information; Consolidated Ratio of
                                              Earnings to Fixed Charges

   4.     Use of Proceeds                     Use of Proceeds

   5.     Determination of Offering                       *
          Price

   6.     Dilution                                        *

   7.     Selling Security-Holders                        *

   8.     Plan of Distribution                Plan of Distribution

   9.     Description of Securities           Description of the Debt
          to be Registered                    Securities; Description of Capital
                                              Stock; Incorporation of Certain
                                            Documents by Reference; Certain Tax
                                              Consideration

   10.    Interest of Named Expert                        *
          and Counsel

   11.    Material Changes                    The Company

 12.    Incorporation of Certain            Incorporation of Certain Information
          by Reference                        Documents by Reference

   13.    Disclosure of Commission                        *
          Position on Indemnification
          For Securities Act
          Liabilities

   ---------------------
   *      Not Applicable











   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY
  OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
   EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.





                   SUBJECT TO COMPLETION, DATED NOVEMBER 15, 1994

                                   NUI CORPORATION

                                    $100,000,000

                                   Debt Securities

                             Common Stock (No Par Value)

          NUI Corporation, a New Jersey corporation (the "Company"), may from time to time offer, in one or more series, its debt securities (the "Debt Securities") and its Common Stock, no par value (the "Common Stock" and, collectively with the Debt Securities, the "Securities"). The Debt Securities will be unsecured. The Securities offered pursuant to this Prospectus will be limited to an aggregate public offering price of $100,000,000.

         The Securities will be offered to the public on terms determined by the Company in light of market conditions at the time of sale. The Debt
  Securities may be issued in one or more series, at par or at a premium or with original issue discount. The Debt Securities may be issued with the same or various maturities and may include medium-term notes. For each offering of Securities for which this Prospectus is being delivered (the "Offered Securities") there will be an accompanying prospectus supplement (each a "Prospectus Supplement") or a pricing prospectus supplement (each a "Pricing Supplement") or both that sets forth the terms of offering of such Offered Securities and (i) with respect to the Debt Securities, the specific designation, aggregate principal amount, authorized denominations, interest rate (or method of calculating such interest), time of payment of interest, maturity, the initial public offering price, any redemption terms, sinking fund provisions, if any, and any other specific terms, and any listing on a securities exchange of such Offered Securities; or (ii) with respect to Common
   Stock, the number of shares, the initial public offering price and any other specific terms of such Offered Securities.

         The Debt Securities may be issued only in registered form, including in the form of one or more global securities ("Global Securities"), unless otherwise set forth in a Prospectus Supplement.

          The Company's outstanding shares of Common Stock are traded on the New York Stock Exchange (the "NYSE") under the symbol "NUI." Application will be made to list any shares of Common Stock offered hereby on the NYSE.
                                 ___________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ___________________






          The Securities may be sold directly, through agents, underwriters or dealers as designated from time to time, at competitive bidding, or through a combination of such methods. If agents, underwriters, purchasers or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters, purchasers or dealers and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus
  Supplement or Pricing Supplement with respect to such Offered Securities.  The net proceeds to the Company from such sale also will be set forth in the Prospectus Supplement or Pricing Supplement.
                                 ___________________

                 The date of this Prospectus is _____________, 1994





                                AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the Public
  Reference Room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C.
   20549, and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. The outstanding shares of Common Stock are listed on the NYSE. Reports, proxy statements and other information concerning the Company also may be inspected and copied at the offices of the NYSE at Room 401, 20 Broad Street, New York, New York 10005.

          The Company has filed a Registration Statement on Form S-3 (herein, together with all exhibits and amendments thereto, called the "Registration Statement") with the SEC under the Securities Act of 1933 (the "Securities Act") with respect to the Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement.
  Statements contained herein concerning any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents heretofore filed by the Company with the SEC are hereby incorporated by reference in this Prospectus.

          1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993;

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1993, March 31, 1994 and June 30, 1994;

          3. The Company's Current Report on Form 8-K dated April 20, 1994;

          4. The Company's Current Report on Form 8-K dated July 29, 1994;

         5. The Company's Current Report on Form 8-K dated November 1, 1994; and


          6. The Company's Registration Statement on Form 8-A, filed on May 28, 1982, and Amendment No. 1 thereto on Form 8-A/A, filed on September 16, 1993.

          All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this






   Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this
  Prospectus; provided however, that all documents (other than any amendments to the Company's Registration Statement on Form 8-A) so filed in each fiscal year during which the offering made by this Prospectus is in effect, shall not be incorporated by reference or be a part hereof from and after the date of filing of the Company's Annual Report on Form 10-K for such fiscal year.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to:
   NUI Corporation, 550 Route 202-206, Box 760, Bedminster, New Jersey 07921-0760, Attention: Corporate Secretary; telephone number: (908) 781-0500.

                                     THE COMPANY

   General

          The Company is engaged primarily in the sale and transportation of natural gas. The Company serves customers in six states through its divisions, Elizabethtown Gas Company (New Jersey), City Gas Company of Florida
   (Florida), North Carolina Gas Service (North Carolina), Elkton Gas Service (Maryland), Valley Cities Gas Service (Pennsylvania) and Waverly Gas Service (New York). The Company is subject to regulation as an operating utility by the public utility commissions of the states in which it operates.

         The principal executive offices of the Company are located at 550 Route 202-206, Box 760, Bedminster, New Jersey 07921-0760; telephone: (908) 781-
   0500.










                  CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                               Twelve
                            Year Ended September 30            Months Ended
                           1989  1990  1991  1992  1993       June 30, 1994

   Consolidated Ratio of
   Earnings to Fixed
   Charges(1)               1.70  1.76  1.17  1.90  2.15       1.88


   ______________________________________
        (1) Represents Earnings (defined as income before the cumulative effect of an accounting change plus income taxes plus Fixed Charges (defined as interest expense before any reduction for amounts capitalized plus one-third of rentals charged to operating expense))
             divided by Fixed Charges.

                                   USE OF PROCEEDS

          Unless otherwise indicated in the Prospectus Supplement, the Company intends to use the net proceeds to be received from the sale of the Securities offered hereby to discharge or refund outstanding debt obligations of the Company, to finance the Company's capital expenditures, to reduce short-term debt and for general corporate purposes. Funds not required immediately for such purposes may be invested in marketable securities and short-term investments.

                           DESCRIPTION OF DEBT SECURITIES

         The Debt Securities will be unsecured obligations of the Company issued under an indenture, dated as of ____________, 1994 (the "Indenture"), between the Company and First Fidelity Bank, National Association, as trustee (the "Trustee"), the proposed form of which has been filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions contained therein. Whenever particular sections or defined terms of the Indenture are referred to herein or in a Prospectus
  Supplement with respect to Debt Securities, such sections or defined terms are incorporated by reference as a part of the statements made. Section references are references to sections of the Indenture. Capitalized terms not otherwise defined herein or in any Prospectus Supplement with respect to Debt Securities have the respective meanings given to them in the Indenture.

   General

          The Debt Securities will rank equally with all other unsecured and unsubordinated debt of the Company. The Debt Securities will rank junior to the Company's First Mortgage Bonds, of which $9,773,000 were outstanding on
  September 30, 1994.  The Indenture does not limit the amount of debt which may be issued by the Company under the Indenture or otherwise. The Debt Securities may be issued from time to time in one or more series with the same or various maturities, at par or a premium or with original issue discount.






          Each Prospectus Supplement with respect to Debt Securities and any related Pricing Supplement will describe certain terms of the Debt Securities offered by such Prospectus Supplement and Pricing Supplement (the "Offered Debt Securities"), including: (1) the title of the Offered Debt Securities;
   (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price or prices at which the Offered Debt Securities will be offered (expressed as a percentage of the principal amount thereof); (4) the date or dates on which the Offered Debt Securities may be issued and on which the Offered Debt Securities will mature; (5) the rate or rates per annum
   (which may be fixed or floating) at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, and the date or dates from which such interest, if any, shall accrue; (6) the date or dates on which such interest, if any, on the Offered
  Debt Securities will be payable (the "Interest Payment Dates") and the Regular
   Record Dates for any such Interest Payment Dates; (7) any index or other method used to determine the amounts of payments of principal of and premium, if any, and interest, if any, on the Offered Debt Securities; (8) any optional or mandatory redemption or repayment terms; (9) the denominations in which the
   Offered Debt Securities shall be issuable if other than denominations of $1,000 or any integral multiple thereof; (10) whether the Offered Debt Securities are to be issued in the form of Global Securities and, if so, the identity of the Depository with respect to such Global Securities; (11) in the case of Offered Debt Securities issued with original issue discount, the principal amount thereof payable upon acceleration of the maturity thereof;
 and (12) any other specific terms associated with the Offered Debt Securities.
   (Section 301.)

         Unless otherwise set forth in any Prospectus Supplement with respect to Debt Securities, the principal of and premium, if any, and interest, if any, on the Debt Securities is payable to registered holders of Debt Securities at the designated corporate trust office of the Trustee in Philadelphia, Pennsylvania, or at any paying agency maintained at the time by the Company for such purpose. At the option of the Company, payment of interest to registered holders of Debt Securities may be made by check mailed to the address of the person entitled thereto as it appears on the register for Debt Securities. (Section 301 and 1002.)

          Unless otherwise provided in any Prospectus Supplement with respect to Debt Securities, the Debt Securities shall be issued in fully registered form.
   (Section 302.) Debt Securities may be presented for registration of transfer or exchange at such office of the Trustee or at such other location or locations as may be established pursuant to the Indenture. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company will not be required (a) to issue, register the transfer of or exchange Debt Securities during the period of fifteen (15) days prior to giving any notice of redemption or (b) to register the transfer of or exchange any Debt Securities selected for redemption in whole or in part, except the unredeemed portion of any Debt Securities being redeemed in part. (Section 305.)










         The Debt Securities will not be subject to any sinking fund and are not redeemable by the Company prior to maturity unless otherwise provided in any applicable Prospectus Supplement or any related Pricing Supplement. In accordance with the terms of the Indenture, Debt Securities will be redeemable only upon notice, by mail, not less than 30 or more than 60 days prior to the date fixed for redemption unless a shorter period is specified in the Debt
  Securities of a particular series and, if less than all of the Debt Securities of any series are to be redeemed, the particular Debt Securities will be selected by such method as the Trustee deems fair and appropriate. (Sections 1101, 1102, 1103 and 1201.)

   Covenants

         Maintenance of Properties. The Company will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and will cause (or with respect to property owned in common with others, make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that the foregoing will not prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Board of Directors of the Company (the "Board"), desirable in the conduct of its business and is not disadvantageous in any material respect to the Holders of the Debt Securities. (Section 1005.)

          Corporate Existence. Subject to the provisions described below in the paragraph entitled "Merger or Consolidation," the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities. (Section 1004.)

          Negative Pledge. The Indenture prohibits the Company from creating or permitting any liens (other than Excepted Encumbrances, as defined below) upon its property to secure indebtedness for borrowed money without either making effective provision whereby the Debt Securities shall be directly secured equally and ratably with such indebtedness or depositing with the Trustee, as collateral for the Debt Securities, bonds or other evidences of indebtedness of the Company secured by such lien; provided, however, that this restriction will not apply in certain circumstances, including, among other things, (a) the pledging by the Company of property or assets in connection with the incurrence of indebtedness (under circumstances not otherwise excepted from the operation of the negative pledge covenant) in aggregate principal amount not exceeding 3% of the Company's net tangible utility assets at any time outstanding and (b)(i) the pledging of property or assets for the purpose of securing a stay or discharge or for any other purpose in the course of a legal proceeding in which the Company is a party and (ii) liens or pledges arising in the ordinary course of the Company's business (which do not secure






   indebtedness for borrowed money or in the aggregate materially detract from the value of the Company's property or assets or materially impair the use thereof in the operation of the Company's business); provided, however, that the fair market value of any property or assets pledged under items (b)(i) and
   (ii) hereof may not exceed $25,000,000 in the aggregate.  (Section 1007.)

          "Excepted Encumbrances" include, among other things, the following:
   (a) liens existing on the date of the Indenture; (b) liens for taxes or charges or worker's compensation awards or similar obligations not delinquent or, if delinquent, taxes or charges the validity of which is being contested by the Company in good faith; (c) liens securing indebtedness neither assumed nor guaranteed by the Company nor on which it customarily pays interest existing in or relating to real estate or rights in real estate acquired by the Company for distribution system or right-of-way purposes or in connection with its usual operations; (d) undetermined liens and charges incidental to current construction; (e) rights reserved to or vested in any public authority to control or regulate any property or asset of the Company in a manner that does not materially impair the use thereof for the purposes for which it is held by the Company; (f) certain title defects, rights-of-way, easements and similar restrictions; (g) purchase money liens on property or assets acquired after the date of the Indenture or mortgages or liens existing on such property at the time of acquisition by the Company; (h) leases made in the ordinary course of business; and (i) liens of any judgments in an aggregate amount not in excess of $250,000. (Section 1007.)

          Certain property of the Company is not subject to the prohibition against encumbrances, including, among other things, (a) cash, bonds, stocks, obligations and other securities (including securities issued by subsidiaries of the Company); (b) choses in action, accounts receivable, unbilled revenues, judgments and other evidences of indebtedness and contracts, leases and operating agreements; (c) stock in trade, merchandise, equipment, apparatus, materials or supplies and other personal property manufactured or acquired for the purpose of sale and/or resale in the usual course of business or consumable in the operation of any of the properties or businesses of the Company or held for purposes of repair or replacement; (d) timber, gas, fuel oil, electric energy, minerals (including developed and undeveloped natural gas reserves and natural gas in underground storage or otherwise), liquefied natural gas, propane gas, synthetic fuel, mineral rights and royalties; (e) materials or products generated, manufactured, stored, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (f) office furniture and equipment, tools, rolling stock, buses, motor coaches, trucks and automobiles and other vehicles and aircraft. (Section 1007.)

          Merger or Consolidation. The Company, without the consent of the Holders of the Outstanding Debt Securities, may dissolve or otherwise dispose of all or substantially all of its assets and may consolidate with or merge into another corporation or permit one or more corporations to consolidate or merge into it, if the surviving, resulting or transferee corporation (a) is the Company or (b) if other than the Company, (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia, (ii) assumes in writing the Company's obligations under the Debt Securities and under the Indenture and (iii) after giving effect to the transaction, no Event of Default will have occurred and be continuing, and the






   Company or successor corporation will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as provided in the Indenture.
   (Section 801.)

          Statement of Compliance. The Company is required, among other things, to furnish to the Trustee annually a statement that the Company is in compliance with its conditions and covenants under the Indenture and as to any default in such compliance. The Company is also required to notify the Trustee of any Event of Default, or any event which, with notice or the lapse of time or both, would become an Event of Default, within 10 days after certain of its officers obtain actual knowledge thereof. (Section 1006.)

   Events of Default

         The following are Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay any interest on any Debt
  Security of that series within 30 days after the same becomes due and payable;
   (b) failure to pay the principal of or premium, if any, on any Debt Security of that series when the same becomes due and payable; (c) failure to perform in any material respect or breach of any covenant or warranty of the Company in the Indenture (other than any covenant or warranty the breach of which is the subject of a separate Event of Default or any covenant or warranty included in the Indenture solely for the benefit of one or more series of Debt
   Securities other than that series) for a period of 90 days after written notice by the Trustee to the Company or by the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series to the Company and the Trustee as provided in the Indenture or in the case of any such failure or breach which can be cured but which cannot, with reasonable diligence, be cured within such 90-day period, failure of the
  Company to proceed with reasonable diligence after receipt of such notice; (d) certain events of bankruptcy, insolvency, conservatorship, receivership, reorganization or similar events; (e) a default under any evidence of indebtedness of the Company (including Debt Securities of any other series) or instrument under which there may be issued or by which there may be secured any indebtedness of the Company, in each case in excess of $10,000,000 aggregate principal amount, which default constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or results in the acceleration of the maturity of such indebtedness, if (x) written notice of such default has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series and (y) within a period of 10 days after such notice is given such indebtedness has not been discharged or such acceleration has not been rescinded or annulled; and (f) any other Event of Default provided with respect to the Debt Securities of such series. (Section 501.)

          Except as described in (e) above, no Event of Default with respect to the Debt Securities of a particular series necessarily constitutes an Event of
   Default with respect to the Debt Securities of any other series issued under the Indenture.










   Remedies

         If any Event of Default with respect to the Outstanding Debt Securities of any series occurs and is continuing, either the Trustee or the Holders of at least 33% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are issued with original issue discount, such portion of the principal as may be specified in the terms of the Debt Securities of that series) of all the Outstanding Debt Securities of that series to be due and payable immediately. (Section 502.)

          At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may rescind and annul such declaration of acceleration and its consequences if
  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay
   (i) all overdue interest on all Debt Securities of such series; (ii) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed in such Debt Securities;
   (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities; and (iv) all amounts due to the Trustee under the Indenture; and
   (b) all other Events of Default with respect to the Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 502.)

          If an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Trustee or the Holders of no less than the requisite percentage in aggregate principal amount of the Outstanding Debt
   Securities of all such series, considered as one class, may make such declaration of acceleration or waiver, or rescind and annul such acceleration, as applicable, and not the Holders of the Debt Securities of any individual series. (Section 502.)

          The Indenture provides that, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred with respect to such request or direction. (Section 601.) Subject to such provisions for the indemnification of the Trustee and subject to certain other limitations, the Holders of a majority or more in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Holders of a majority or more in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction,






   and not the Holders of the Debt Securities of any one of such series; and provided, further, however, that (a) such direction will not be in conflict with any rule of law, with the Indenture or with the Debt Securities of any such series, (b) the Trustee may take any other action it deems proper which is not inconsistent with such direction and (c) such direction is not unduly prejudicial to the rights of the other Holders of Debt Securities of such series not joining such action. (Section 512.)

          The right of a Holder of any Debt Security of such series to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute and unconditional right to receive payment of principal of, premium, if any, and interest, if any, on such Debt Security when due and to institute suit for the enforcement of any such payment.  (Section 508.) The Trust Indenture Act of 1939 (the "Trust Indenture
   Act"), provides that the Trustee, within 90 days after the occurrence of any default under the Indenture with respect to the Debt Securities of a series, is required to give to the Holders of the Debt Securities of such series notice of any default known to it unless cured or waived; provided, however, that except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any Debt Securities of such series, the Trustee may withhold such notice if the Trustee determines that it is in the interest of such Holders to do so.

   Modification, Waiver and Amendment

          Certain modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of the Holders, including those which: (a) evidence the assumption by any successor to the Company of the Company's obligations under the Indenture or with respect to the Debt
  Securities; (b) add to the covenants of or surrender any right or power of the Company under the Indenture; (c) add any Events of Default, in addition to those specified in the Indenture, with respect to all or any series of Debt Securities; (d) change or eliminate any provision of the Indenture; provided, however, that any such change or elimination will become effective only when there is no Debt Security of any series created prior to such action which is entitled to the benefit of such provision; (e) provide security for the Debt Securities; (f) establish the form or terms of Debt Securities of any series;
   (g) evidence the appointment of a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture to facilitate administration of the trusts thereunder by more than one Trustee; or (h) cure any ambiguity or inconsistency or make any other provisions with respect to matters and questions arising under the Indenture, provided such provisions shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect. (Section 901.)

          Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Indenture to require changes to the Indenture or the incorporation therein of additional provisions or permit changes to, or require the elimination of, provisions which, at the date of the Indenture or at any time thereafter, are required by the Trust Indenture
  Act to be contained in the Indenture, the Company and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or reflect any such change, incorporation or elimination.






          Other modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series affected by such modification or amendment (all such series considered as one class); provided, however, that no such modification or amendment may, without the consent of the Holders of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or premium, if any, or installment of interest, if any, on, any Debt Security; (b) reduce the principal amount of, or premium, if any, or interest, if any, on, or change the method of calculating the rate of interest on, any Debt Security; (c) reduce the amount of the principal payable upon declaration of acceleration of the Maturity Date of any Offered Debt Securities issued with original issue discount; (d) change the place of payment or the currency of payment of the principal of, or premium, if any, or interest, if any, on, any Debt Security; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (f) reduce the percentage in aggregate principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, waiver of compliance with certain provisions of the Indenture or waiver of certain defaults; or (g) amend certain other provisions of the Indenture relating to amendments and defaults. (Section 902.)

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series with respect to which a certain covenant or restriction has been specified (all such series considered as one class), may, on behalf of all Holders of Debt Securities, waive compliance by the Company with certain covenants of the Indenture. (Section 1008.) The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of Debt Securities of that series waive any past default and its consequences under the Indenture with respect to Debt Securities of that series, except a default (i) in the payment of principal of, premium, if any, or interest, if any, on any Debt Security or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby. If a past default shall have occurred with respect to more than one series of Debt Securities, the Trustee or the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, may waive such past default and its consequences, except as set forth in clauses (i) and (ii) of the immediately preceding sentence, and not the Holders of the Debt Securities of any one of such series. (Section 513.)

          A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series. (Section 902.)

   Satisfaction and Discharge








          The Company may terminate certain of its obligations under the Indenture with respect to Debt Securities of any series, on the terms and subject to the conditions contained in the Indenture, by irrevocably depositing in trust with the Trustee cash and/or Eligible Obligations (as defined below) (or a combination thereof) sufficient to pay the principal of, premium, if any, and interest, if any, due and to become due on the Debt Securities of such series in accordance with the terms of the Indenture and such Debt Securities. (Section 401.)

          The Indenture, with respect to all series of Debt Securities (except for certain specified surviving obligations), will be discharged and canceled upon the satisfaction of certain conditions, including: (a) the payment in full of the principal of, and premium, if any, and interest, if any, on, all of the Debt Securities or the deposit with the Trustee of an amount in cash or Eligible Obligations (or a combination thereof) sufficient for such payment or redemption in accordance with the Indenture; (b) the payment by the Company of all other sums required under the Indenture; and (c) the delivery of a certificate by the Company to the Trustee stating that all conditions relating to the satisfaction and discharge of the Indenture have been complied with. (Sections 102, 401 and 605.)

          "Eligible Obligations" means: (a) with respect to Debt Securities denominated in United States Dollars, Government Obligations (which include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof); and (b) with respect to Debt Securities denominated in a currency other than United States Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Debt Securities, as contemplated by the Indenture.

         For United States federal income tax purposes, any deposit contemplated by the first two paragraphs of this section may be treated as a taxable exchange of the related Debt Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, Holders of such Debt Securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debt Securities. Such Holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

   Governing Law

         The Debt Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

   Regarding the Trustee








          The Trustee has, from time to time, extended, and may continue to extend, credit to the Company in the ordinary course of business. The Company currently has a line of credit available from the Trustee. In addition, the Trustee is currently acting as trustee under that certain Trust Indenture, dated as of July 15, 1994, between the New Jersey Economic Development
  Authority (the "NJEDA") and the Trustee pursuant to which the NJEDA issued its Gas Facilities Refunding Revenue Bonds, the proceeds of which were loaned to the Company pursuant to that certain Loan Agreement, dated as of July 15, 1994, between the NJEDA and the Company. Further, the Trustee is currently acting as trustee under that certain Trust Indenture, dated as of July 15,
  1994, between Brevard County, Florida (the "County"), and the Trustee pursuant to which the County issued its Industrial Development Revenue Bonds, the proceeds of which were loaned to the Company pursuant to that certain Loan Agreement, dated as of July 15, 1994, between the County and the Company.


                            DESCRIPTION OF CAPITAL STOCK

   Authorized Capital Stock

          The Company is authorized to issue up to 30,000,000 shares of Common Stock and 5,000,000 shares of preferred stock (the "Preferred Stock").

   Common Stock

          Each share of Common Stock is entitled to one vote on matters to be voted upon by the shareholders and is not entitled to cumulative voting rights in the election of directors. Under the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the affirmative vote of the holders of at least 75% of all of the then-outstanding shares of voting stock, voting as a single class, are required to alter, amend or repeal the provisions of the Certificate of Incorporation (or any provision of the By-Laws of the Company (the "By-Laws") which is to the same effect) relating to rights, preferences and limitations of each class of common and preferred stock; the number, classification, election or removal of directors; action taken by the Company's shareholders; the calling of special meetings of shareholders; limited liability and indemnification rights of directors and officers of the Company and amendment of the Certificate of Incorporation. In the case of liquidation, dissolution or winding up of the Company's affairs, whether voluntary or involuntary, all assets remaining after payment of creditors and holders of all classes and series of Preferred Stock (if any are outstanding) are required to be divided among the holders of the Common Stock in proportion to their holdings. The holders of shares of Common Stock do not have preemptive, redemption or conversion rights. Dividends on the Common Stock may, by action of the Board, be declared and paid from time to time out of retained earnings. The outstanding shares of Common Stock are, and the shares of Common Stock which may be sold by the Company pursuant to this Prospectus and any related Prospectus Supplement and Pricing Supplement will be, if and when issued and delivered, validly issued, fully paid and nonassessable.










   Transfer Agent and Register

         Mellon Securities Trust Company is the Transfer Agent and Registrar for the Common Stock.

   Preferred Stock

          The Board is authorized to provide for the issuance of shares of Preferred Stock, in one or more series, and to fix for each series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolution adopted by the Board providing for the issue of such series and as permitted by New Jersey law.

   Certain Anti-Takeover Effects

          The Certificate of Incorporation and By-Laws provide that the Board shall be divided into three classes with directors in each class serving three year terms. Approximately one-third of the Board will be elected each year. The classification of the Board pursuant to the By-Laws may delay shareholders from removing a majority of the Board for two years, unless removal for cause can be established and the required 75% vote for removal can be obtained, as provided in the Certificate of Incorporation. Because the existence of a classified board may operate to delay a potential purchaser's ability to obtain control of the Board in a relatively short period of time, a classified
   Board may have the effect of discouraging attempts to acquire significant minority positions with the intent of obtaining control of the Company by electing a slate of directors. Also, because neither the New Jersey Business Corporation Act nor the Certificate of Incorporation of the Company requires cumulative voting, a purchaser of a block of Common Stock constituting less than a majority of the outstanding shares will have no assurance of proportional representation on the Board.

          The Certificate of Incorporation also provides that directors may be removed only for cause and only by the affirmative vote of holders of at least
   75% of the then-outstanding shares of voting stock, voting as a single class, and that shareholder action can be taken only at an annual or special meeting of shareholders, and prohibits shareholder action in lieu of a meeting unless such action is by unanimous written consent.  The Certificate of Incorporation and the By-Laws provide that, subject to the rights of any holders of any series of Preferred Stock, special meetings of shareholders can only be called pursuant to a resolution adopted by a majority of the authorized directors of the Company.

         As described above, the Board is authorized to provide for the issuance of shares of Preferred Stock, in one or more series, and to fix by resolution of the Board, and to the extent permitted by New Jersey law, the terms and conditions of each such series. The authorized shares of Preferred Stock, as well as shares of Common Stock, are available for issuance without further action by the shareholders, unless such action is required by applicable law or the rules of the NYSE. Although the Board has no present intention of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt by including class voting rights that would enable the






   holders thereof to block such a transaction. The Board will make any determination to issue such shares based on its judgment as to the best interests of the Company and its then existing shareholders.

         These provisions could impede the completion of a merger, tender offer, acquisition or other transaction that some or a majority of the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their stock over the then market price of such stock.

                             CERTAIN TAX CONSIDERATIONS

          The applicable Prospectus Supplement will contain a brief summary of the relevant United States federal income taxation laws applicable to the Securities being offered thereby.

                                PLAN OF DISTRIBUTION

          The Company may sell the Securities on a continuous basis (a) through underwriters; (b) through dealers; (c) directly to one or more institutional purchasers; or (d) through agents.  Each Prospectus Supplement and any related
   Pricing Supplement will set forth the terms of the offering of the Securities offered thereby, including the name or names of any underwriters or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting or agent discounts and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Only firms named in the Prospectus Supplement and any related Pricing Supplement are deemed to be underwriters or agents in connection with the Securities offered thereby. If an agent is used, such agent will use its reasonable best efforts to solicit offers to purchase the Securities for the period of its appointment. The Company will have the sole right to accept offers to purchase Securities and may reject proposed purchases in whole or in part. The agent will have the right, in its discretion reasonably exercised and without notice to the Company, to reject any proposed purchase of Securities through the agent in whole or in part.

          The Securities may be acquired by the underwriters or the agents for their own account and may be resold from time to time in one or more transactions, including competitive bids or negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one more managing underwriters or directly by one or more of such firms.

          The Debt Securities will not have an established trading market when issued. The underwriter or agent may make a market in the Debt Securities but will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a secondary market for any of the Debt Securities or liquidity in the secondary market, if one develops, or that any or all of the Debt Securities will be sold.








          The Common Stock is currently traded on the NYSE under the symbol
   "NUI."

         Any agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act. The Company will agree to indemnify the underwriters and the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters and the agents may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with or perform services for the Company in the ordinary course of business.

                                    LEGAL MATTERS

          The validity of the Securities offered hereby will be passed upon for the Company by Mary Patricia Keefe, Esq., Union, New Jersey, Group Vice President and General Counsel of Elizabethtown Gas Company, a Division of the Company, and Kaye, Scholer, Fierman, Hays & Handler, New York, New York, special counsel to the Company. The validity of such Securities will be passed upon for any underwriters or agents by Winthrop, Stimson, Putnam &
   Roberts, New York, New York.   Kaye, Scholer, Fierman, Hays & Handler and
   Winthrop, Stimson, Putnam & Roberts may rely on the opinion of Mary Patricia Keefe, Esq. as to legal matters arising under New Jersey law.

                                       EXPERTS

          The Company's audited Consolidated Financial Statements, and audited Summary Consolidated Financial Data incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereon and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.







          No dealer, salesperson or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement), in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. This Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, those to which it relates by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) at any time does not imply that the information herein is correct as of any time subse-quent to its date or that there has been no change in the affairs of the Company since the date as of which information was given herein.
                                     __________

                                   NUI CORPORATION

                                   Debt Securities

                             Common Stock (No Par Value)
                                     __________

                                  TABLE OF CONTENTS

                                                                            Page

 Available Information   . . . . . . . . . . . . . . . . . . . . . . . . . .   2

 Incorporation of Certain Documents by Reference   . . . . . . . . . . . . .   2

 The Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

 Consolidated Ratio of Earnings to Fixed Charges   . . . . . . . . . . . . .   3

 Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
 Description of Debt Securities  . . . . . . . . . . . . . . . . . . . . . .   4
 Description of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . .  11

 Certain Tax Consideration   . . . . . . . . . . . . . . . . . . . . . . . .  13

 Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

 Legal Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14





                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution

             Expenses of the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated to amount to the following:

        Filing Fee -- Securities and Exchange Commission   .   $ 34,483
        Listing Fee -- New York Stock Exchange   . . . . . .     25,650      (1)
        Legal fees (including blue sky expense)  . . . . . .    285,000      (2)
        Auditors' fees   . . . . . . . . . . . . . . . . . .     50,000      (2)
        Trustee's charges (including trustee's counsel fees)     25,550   (2)(3)
        Transfer Agent and Registrar Fees  . . . . . . . . .      1,000   (1)(2)
        Printing and Engraving   . . . . . . . . . . . . . .     40,000      (2)
        Rating Agency Fees   . . . . . . . . . . . . . . . .     75,000   (2)(3)
        Miscellaneous  . . . . . . . . . . . . . . . . . . .     20,000      (2)
          Total assuming $100,000,000 of Common Stock
             and $0 of Debt Securities (all items except
           the first are estimated)    . . . . . . . . . . .    456,500      (1)
          Total assuming $100,000,000 of Debt Securities
             and $0 of Common Stock (all items except the first
           are estimated)    . . . . . . . . . . . . . . . .    530,400      (3)

   (1) Estimated, assuming $100,000,000 of Common Stock and $0 of Debt Securities issued pursuant to this registration statement.
   (2) Estimated, assuming six separate transactions, and subject to future contingencies.
   (3) Estimated, assuming $100,000,000 of Debt Securities and $0 of Common Stock issued pursuant to this registration statement.

   Item 15.  Indemnification of Directors and Officers.

             Pursuant to New Jersey Business Corporation Act, Section 14A:3-5, a New Jersey corporation may indemnify its directors, officers, employees or agents in their capacities as such, or when serving as such for any other enterprise at the request of the corporation (each such person a "Corporate
  Agent"), against expenses and liabilities in connection with any proceedings.
   Good faith and a reasonable belief that the conduct was in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, no reasonable cause to believe that the conduct was unlawful, must be found by a majority vote of a quorum of disinterested directors, by independent legal counsel in a written opinion or by the shareholders. In proceedings by or in the right of the corporation, a Corporate Agent, when the above standards of conduct are found as set forth in the previous sentence, may be indemnified for expenses. However, if a court judges a Corporate Agent liable to the corporation, no indemnification shall be provided except as such court deems proper. A Corporate Agent must be indemnified against expenses by the corporation to the extent such Corporate Agent has been successful on the






   merits or otherwise in a proceeding arising out of such Corporate Agent's duties. A corporation may pay the expenses incurred by a Corporate Agent in advance of final disposition of the proceeding if such payments are authorized by the board of directors of the corporation upon the receipt of an undertaking by or on behalf of such Corporate Agent to repay such amount if it shall be ultimately determined that such Corporate Agent is not entitled to indemnification under Section 14A:3-5 of the New Jersey Business Corporation Act.

             The Registrant has insurance policies covering certain of its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. In addition, the Registrant carries liability insurance on behalf of its directors and officers against expenses incurred in proceedings and for liabilities asserted against them by reason of their being or having been a director or officer.

   Item 16.  Exhibits.

   Exhibit
     No.          Description of Exhibit          Reference

   1-1       Form of Underwriting Agreement       Filed herewith
             relating Debt Securities

   1-2       Form of Underwriting Agreement       Filed herewith
             relating to Common Stock

   1-3       Form of Invitation for Bid,          Filed herewith
             Form of Bid and Form of Terms of
             Purchase relating to Debt Securities

   1-4       Form of Invitation for Bid,          Filed herewith
             Form of Bid and Form of Terms of
             Purchase relating to Common Stock

   1-5       Form of Distribution Agreement       Filed herewith
             relating to Debt Securities

   3-1       Amended and Restated Certificate     Incorporated by
             of Incorporation                     reference to Exhibit
                                                  3(i) of the
                                                  Registrant's Form 10-K
                                                  Report for the
                                                  fiscal year ended
                                                  September 30, 1991











   3-2       Amended and Restated By-Laws         Incorporated by
                                                  reference to Exhibit
                                                  3(ii) of the
                                                  Registrant's Form 10-K
                                                  Report for the
                                                  fiscal year ended
                                                  September 30, 1991

   4-1       Specimen certificate of Common       Incorporated by
             Stock, no par value                  reference to Exhibit
                                                  4(i) to Form S-2
                                                  Registration Statement
                                                  No. 33-46162

   4-2       Form of Indenture                    Filed herewith

   5         Opinion of Mary Patricia             Filed herewith
             Keefe, Esq.

   12        Statement Re Computation of Ratio    Filed herewith
             of Earnings to Fixed Charges

   23-1      Consent of Arthur Andersen LLP       Filed herewith

   23-2      Consent of Mary Patricia Keefe,      Filed herewith
             Esq. (contained in opinion filed
             as Exhibit 5)

   25        Statement of Eligibility of Trustee  Filed herewith

   26-1      Form of Invitation for Bids          Included as part of
             relating to Debt Securities          Exhibit 1-3 hereof

   26-2      Form of Invitation for Bids          Included as part of
             relating to Common Stock             Exhibit 1-4 hereof


          Exhibits listed above which have been filed previously with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 and which were designated as noted above and have not been amended, are hereby incorporated by reference and made a part hereof with the same effect as if filed herewith.

          The Registrant is a party to various agreements with respect to long-term indebtedness not being registered pursuant to which the total amount of indebtedness authorized under each agreement, respectively, does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant hereby agrees to furnish to the Securities and Exchange Commission copies of such agreements upon request.








   Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2)   That, for the purpose of determining any liability under the
             Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the
   Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that times meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after






   the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.









                                     SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on the 15th day of November 1994.


                                              NUI Corporation
                                              (Registrant)



                                              By: JOHN KEAN
                             John Kean, Chairman of the Board













          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Name            Capacity                            Date

   JOHN KEAN                  Chairman of the          November 15, 1994
   John Kean                  Board (Principal
                              executive officer)

   DAVID VINCENT              Executive Vice           November 15, 1994
   David Vincent              President (Chief
                              financial officer)

   BERNARD F. LENIHAN         Vice President           November 15, 1994
   Bernard F. Lenihan         (Chief accounting
                              officer)

   JOHN W. ATHERTON, JR.      Director                 November 15, 1994
   John W. Atherton, Jr.

   CALVIN R. CARVER           Director                 November 15, 1994
   Calvin R. Carver

   VERA FARRIS                Director                 November 15, 1994
   Dr. Vera King Farris

   JAMES J. FORESE            Director                 November 15, 1994
   James J. Forese

   ROBERT W. KEAN, JR.        Director                 November 15, 1994
   Robert W. Kean, Jr.

   JACK LANGER                Director                 November 15, 1994
   Jack Langer

   B. S. LEE                  Director                 November 15, 1994
   Bernard S. Lee

   R. V. WHISNAND             Director                 November 15, 1994
   R. V. Whisnand

   JOHN WINTHROP              Director                 November 15, 1994
   John Winthrop













                                  INDEX TO EXHIBITS


   Exhibit
     No.     Description of Exhibit                    P/CE

   1-1       Form of Underwriting Agreement            CE
             relating to Debt Securities

   1-2       Form of Underwriting Agreement            CE
             relating to Common Stock

   1-3       Form of Invitation for Bid,               CE
             Form of Bid and Form of Terms of
             Purchase relating to Debt Securities

   1-4       Form of Invitation for Bid,               CE
             Form of Bid and Form of Terms of
             Purchase relating to Common Stock

   1-5       Form of Distribution Agreement            CE
             relating to Debt Securities

   4-2       Form of Indenture                         CE

   5         Opinion of Mary Patricia                  CE
             Keefe, Esq.

   12        Statement Re Computation of Ratio         CE
             of Earnings to Fixed Charges

   23-1      Consent of Arthur Andersen LLP            CE

   23-2      Consent of Mary Patricia Keefe,           CE
             Esq. (contained in opinion filed
             as Exhibit 5)

   24        Statement of Eligibility of Trustee       CE